Exhibit 10.05a

AMENDMENT TO THE

MONRO MUFFLER BRAKE, INC. PROFIT SHARING PLAN (“PLAN”)

Pursuant to the provisions of Article XIV of the Plan, the Plan is hereby amended, effective April 1, 2013, by deleting Section VI.A.2 and substituting the following in its place:

2.	Participants shall be permitted to terminate their Elective Deferrals at any time upon proper and timely notice to the Employer. Modifications and reinstatement of Participants’ Elective Deferrals will become effective as soon as administratively feasible on a prospective basis as provided for below:

Modifications	Reinstatement	Method
☐	☐	On a daily basis.
☐	☐	Upon days notice to the Plan Administrator.
☐	☐	On the first day of each quarter.
☒	☒	On the first day of the next month.
☐	☐	The beginning of the next payroll period.
☐	☐	On the first day of the next semi-annual period.
☐	☐	On the first day of the next Plan Year.

IN WITNESS WHEREOF, this Amendment was executed on the 24th day of May, 2013.

Monro Muffler Brake, Inc.

/s/ Catherine D’Amico

Executive Vice President and Chief Executive Officer